                                                                    EXHIBIT 21.1
                          DURACELL INTERNATIONAL INC.
                        ACTIVE SUBSIDIARIES AND BRANCHES

                    NAME                                                    STATE/COUNTRY
                   ------                                                   -------------
Duracell Canada Inc.                                                    Canada
Duraname Corp.                                                          USA (Delaware)
Duracell Danmark A/S                                                    Denmark
   Duracell Finland OY                                                  Finland
Duracell Holdings (UK) Limited                                          United Kingdom
   Duracell Batteries Limited                                           United Kingdom
      Duracell Overseas Trading Limited                                 United Kingdom
Duracell Italia Holdings SpA                                            Italy
   SpA Superpila                                                        Italy
      Pile Superpila SRL                                                Italy
         Tudor Hellesens AB                                             Sweden
Duracell SARL                                                           France
   Duracell France SNC                                                  France
Duracell SpA                                                            Italy
NV Duracell Belgium SA                                                  Belgium
   NV Duracell Batteries SA                                             Belgium
      SA Duracell Benelux NV                                            Belgium
      Duracell Batteries Sucursal en Espana (Branch)                    Spain
      ARO Moscow (Branch)                                               Russia
Duracell Inc.                                                           USA (Delaware)
   Duracell High Power Inc.                                             USA (Delaware)
   Duracell GmbH                                                        Germany
   Duracell Nederland BV                                                Netherlands
   Duracell-Hellesens Inc.                                              Switzerland
   Duracell Asia Limited                                                Hong Kong
     Taiwan Branch                                                      Taiwan
     Hong Kong Branch                                                   Hong Kong
     Korean Branch                                                      Korea
   Duracell (SEA) Pte. Limited                                          Singapore
   Duracell Battery Japan Ltd.                                          Japan
   Duracell Mideast and Africa LLC                                      Dubai
   Duracell New Zealand Limited                                         New Zealand
   Duracell Australia Pty. Limited                                      Australia
   Duracell Caribbean, Inc.                                             Puerto Rico
   Duracell SA de CV                                                    Mexico
   Duracell do Brazil Industria E Comercio Ltda.                        Brazil
   Duracell Argentina SA                                                Argentina
   Duracell Chile Sociedad Comercial Limitada                           Chile
   Duracell Colombia Ltda.                                              Colombia
   Duracellven CA                                                       Venezuela

                                                                    EXHIBIT 21.1
                          DURACELL INTERNATIONAL INC.
                        ACTIVE SUBSIDIARIES AND BRANCHES

                    NAME                                                    STATE/COUNTRY
                   ------                                                   -------------
   Daimon-Duracell (Pilhas) Limitada                                    Portugal
   Duracell Norge A/S                                                   Norway
   Duracell International GmbH                                          Austria
   Duracell Svenska AB                                                  Sweden
   Duracell International Trading KFT                                   Hungary
   Duracell International Spol. s.r.o.                                  Czech Republic
   Duracell Poland S. P. Zoo                                            Poland
   Duracell (China) Limited                                             China
   Duracell Mauritius                                                   Mauritius
     Duracell India Private Limited                                     India
   Duracell Atlantic, Inc.                                              USA (Delaware)
     Duracell South Africa (Branch)                                     South Africa
     Duracell Morocco (Branch)                                          Morocco
     Duracell Caribbean (Branch)                                        Puerto Rico
   Duracell SDN BHD                                                     Malaysia
   Duracell Thailand Ltd.                                               Thailand